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     NUMBER                                                          SHARES
                                       [LOGO]
ACS                             American CareSource
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                       AMERICAN CARESOURCE HOLDINGS, INC.

        COMMON STOCK                         SEE REVERSE FOR CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS                           CUSIP 02505A 10 3
 OF THE STATE OF DELAWARE

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THIS CERTIFIES THAT



IS THE OWNER OF
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FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON
                                    STOCK OF

American CareSource Holdings, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

          /s/ David Boone                             /s/ Wayne Shellhammer
                                [CORPORATE SEAL]

     CHIEF FINANCIAL OFFICER                               PRESIDENT


COUNTERSIGNED AND REGISTERED:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                (Jersey City, NJ)
                                                                  TRANSFER AGENT
                                                                  AND REGISTRAR,

BY

                                                              AUTHORIZED OFFICER

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                           AMERICAN BANK NOTE COMPANY
                               711 ARMSTRONG LANE
                            COLUMBIA, TENNESSEE 38401
                                 (931) 388-3003
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                   SALES:     R. JOHNS       212-269-0339X14
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                 / ETHER 19 / LIVE JOBS / A / AMERICAN 20129 FC
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                PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
                              PROOF OF JUNE 6, 2005
                       AMERICAN CARESOURCE HOLDINGS, INC.
                                  TSB 20129 FC
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                         Operator:          Ron/Teresa
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                                     REV. 1
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      PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: __ OK AS IS __ OK
WITH CHANGES MAKE CHANGES __ AND SEND ANOTHER PROOF

Colors Selected for Printing: LOGO IS A SCANNED TIFF IMAGE, PRINTS IN PMS 187 AND PMS 2945. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.